As filed with the Securities and Exchange Commission on May 31, 2002
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               INFONOW CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                     04-3083360
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


1875 Lawrence Street, Suite 1100
Denver, Colorado                                           80202
(Address of Principal Executive Offices)                 (Zip Code)


                   INFONOW CORPORATION 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Harry R. Herbst
              Executive Vice President and Chief Financial Officer
                               InfoNow Corporation
                        1875 Lawrence Street, Suite 1100
                             Denver, Colorado 80202
                                 (303) 293-0212
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                              Robert S. Mintz, Esq.
                             Hogan & Hartson L.L.P.
                          One Tabor Center, Suite 1500
                             1200 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 899-7333

                               CALCULATION OF REGISTRATION FEE

============================================================================================
                                           Proposed           Proposed
Title of securities   Amount to be     maximum offering   maximum aggregate    Amount of
 to be registered     registered (1)  price per share (2)  offering price   registration fee
--------------------------------------------------------------------------------------------
Common Stock,
par value $.001          700,000            $1.57            $1,099,000        $101.11
--------------------------------------------------------------------------------------------

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the
     "Securities Act"), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock that may be issued as a result of anti-dilution provisions contained in the plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average high and low sales prices of the Registrant's common stock as quoted on the Nasdaq Stock Market on May 23, 2002.


                                EXPLANATORY NOTE

     InfoNow Corporation (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") Registration Statement Nos. 333-84277, 333-30430, 333-42078 and 333-62878, each on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration on August 2, 1999 of 600,000 shares, on February 15, 2000 of 900,000 shares, on July 24, 2000 of 500,000 shares and on June 13, 2001 of 800,000 shares, respectively, of common stock authorized for issuance under the InfoNow Corporation 1999 Stock Option Plan, as then amended and in effect (the "1999 Plan").

     On March 25, 2002, the Registrant's Board of Directors approved an amendment to the 1999 Plan (as amended, the "Plan") to increase the number of shares of common stock available for issuance thereunder by 700,000 shares. The Registrant's stockholders approved the amendment on May 10, 2002. Accordingly, the total number of shares of common stock available for issuance under the Plan is 3,500,000. This registration statement registers the additional 700,000 shares of the same class of common stock authorized for issuance under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     Pursuant to Instruction E of Form S-8, the contents of Registration Statement Nos. 333-84277, 333-30430, 333-42078 and 333-62878 are incorporated herein by reference.

     Additionally, the following documents and all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement No. 000-19813 on Form 8-A filed under the Exchange Act on January 24, 1992.

     Item 8. Exhibits.

       Exhibit No.               Description of Exhibit
       -----------               ----------------------

          4.1*      Form of certificate representing shares of common stock.

          5 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

          23.1 Consent of Deloitte & Touche LLP, Independent Public Accountants, with respect to the Registrant.

          23.2 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5).

          24 Power of Attorney (included on the signature page to this registration statement).

          -------------------

          * Incorporated by reference to Registration Statement No. 033-43035 on Form S-1 filed under the Securities Act on February 14, 1992.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on May 29, 2002.

                                        INFONOW CORPORATION

                                        By: /s/ Harry R. Herbst
                                        ----------------------------------------
                                        Harry R. Herbst
                                        Executive Vice President and Chief
                                        Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Johnson and Harry R. Herbst, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed on May 29, 2002 by the following persons in the capacities indicated:

SIGNATURE                            TITLE
---------                            -----


/s/ Michael W. Johnson      Chief Executive Officer and Chairman of the Board
-----------------------     (Principal Executive Officer)
Michael W. Johnson

/s/ Harry R. Herbst         Executive Vice President and Chief Financial Officer
-----------------------     (Principal Financial Officer)
Harry R. Herbst

/s/ James Medina            Vice President, Controller and Treasurer
-----------------------     (Principal Accounting Officer)
James Medina

/s/ Duane Wentworth         Director
-----------------------
Duane Wentworth

/s/ Michael Basch           Director
-----------------------
Michael Basch

/s/ Allan R. Spies          Director
-----------------------
Allan R. Spies

                                  EXHIBIT INDEX

Exhibit No.             Description of Exhibit
-----------             ----------------------

4.1*        Form of certificate representing shares of common stock.

5 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1 Consent of Deloitte & Touche LLP, Independent Public Accountants, with respect to the Registrant.

23.2        Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as
            Exhibit 5).

24 Power of Attorney (included on the signature page to this registration statement).

-------------------
* Incorporated by reference to Registration Statement No. 033-43035 on Form S-1 filed under the Securities Act on February 14, 1992.